Vertex Energy, Inc. 8-K

Exhibit 99.1

Investor Relations Contact Marlon Nurse, DM Senior VP – Investor Relations 212-564-4700

VERTEX ENERGY, INC. ANNOUNCES THIRD QUARTER 2016 FINANCIAL RESULTS

Third Quarter Gross Profit Margin was 21%; Per Barrel Margin Increased 63%

Conference Call to be Held Today, November 3, 2016, at 9 A.M. Eastern Daylight Time

HOUSTON, TX, November 3, 2016 Vertex Energy, Inc. (NASDAQ:VTNR), a refiner and marketer of high-quality specialty hydrocarbon products, announced today its financial results for the quarter and nine months ended September 30, 2016.

FINANCIAL HIGHLIGHTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2016

●	Revenue was $28.5 million compared to $39.3 million in the third quarter of 2015, a decline of 28%.

●	Gross profit was $6 million compared to $5.2 million during the same period last year, an increase of 16%.

●	Gross profit margin was 21% for the three months ended September 30, 2016, compared to 13% during the same period a year ago.

●	Selling, general and administrative expenses were $5.0 million in the third quarter of 2016, compared to $6.1 million for the third quarter of 2015, an 18% improvement.

●	Per barrel margins were up 63% year-over-year.

FINANCIAL HIGHLIGHTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

●	Revenue was $67 million, which was lower than the $126.1 million reported for the same nine month period of 2015.

●	Gross profit for the nine months was $11 million compared to $10.3 million during the same period last year, an increase of 7%.

●	Per barrel margins for the nine months were up 56% year-over-year.

Vertex’s CEO, Benjamin P. Cowart said, “I am very pleased with our performance in the third quarter, as we met our internal expectations related to spreads, charge for oil and our day-to-day operations. For the quarter, we held onto most of the margin. Overall, our spreads were good and are improving, and the oil markets were stable compared to quarters in the recent past. This helped us exceed our internal expectations and we had positive EBITDA of $1.8 million for the three months ended September 30, 2016.”

Mr. Cowart concluded, “The marine fuels market is improving and we should expect better spreads in the fourth quarter. We are hopeful that this represents the beginning of a positive trend. Although it is early in the fourth quarter, we are seeing a 3 to 5 cent per gallon improvement in our marine fuel sales from our Marrero facility.”

Vertex Management will host a conference call today at 9 A.M. EDT.

Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S. and International callers may telephone 201-689-8261, approximately 15 minutes before the call. A webcast will also be available under the Investor Relations section at: www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until January 31, 2017, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers using conference ID #13648042.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (VTNR) is a refiner and marketer of high-quality specialty hydrocarbon products. With headquarters in Houston, Texas, Vertex processing facilities are located in Houston (TX), Marrero (LA) and Columbus (OH). For more information on Vertex Energy, please contact Porter, LeVay & Rose, investor relations representative Marlon Nurse, at 212-564-4700 or visit our website at www.vertexenergy.com.

Forward Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Vertex Energy, Inc.
Reconciliation of Net Income (Loss) to Earnings Before Interest Taxes
Depreciation and Amortization (EBITDA)*

For the Three Months Ended
September 30, 2016
Net (loss) income	$(107,956)
Add (deduct):
Interest expense	399,545
Depreciation and amortization	1,560,562
Tax (expense) benefit	—

EBITDA*	$1,852,152

* EBITDA is a non-GAAP financial measure. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented because we believe it provides additional useful information to investors due to the various non-cash items during the period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•

EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•

EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•

EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•

Other companies in this industry may calculate EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure.

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$3,753,119	$765,364
Escrow - current restricted cash and cash equivalents	1,503,228	—
Accounts receivable, net	7,652,739	6,315,414
Inventory	3,671,234	3,548,311
Prepaid expenses	2,886,630	1,367,442
Assets being held for sale	—	11,170,243
Total current assets	19,466,950	23,166,774

Noncurrent assets
Fixed assets, at cost	61,789,990	60,846,824
Less accumulated depreciation	(11,153,445)	(7,818,217)
Fixed assets, net	50,636,545	53,028,607
Intangible assets, net	15,658,805	16,967,985
Other assets	481,450	481,450
Total noncurrent assets	66,776,800	70,478,042
TOTAL ASSETS	$86,243,750	$93,644,816

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$6,393,213	$13,244,388
Dividends payable	504,474	376,571
Capital leases	181,293	186,948
Current portion of long-term debt, net of unamortized finance costs	10,354,642	18,118,142
Revolving note	1,872,784	1,744,122
Deferred revenue	75,267	323,891
Total current liabilities	19,381,673	33,994,062
Long-term liabilities
Long-term debt, net of unamortized finance costs	2,651,209	5,211,008
Derivative liability	3,691,683	1,548,604
Total liabilities	25,724,565	40,753,674

COMMITMENTS AND CONTINGENCIES (Note 4)	—	—

TEMPORARY EQUITY
Series B Preferred Stock, $0.001 par value per share; 10,000,000 shares authorized, 4,895,244 and 8,160,809 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively with a liquidation preference of $15,175,256 and $25,298,508 at September 30, 2016 and December 31, 2015, respectively.	8,218,599	11,955,207

Series B-1 Preferred Stock, $0.001 par value per share; 17,000,000 shares authorized, 12,501,558 shares issued and outstanding at September 30, 2016 with a liquidation preference of $19,502,430 and $0 at September 30, 2016 and December 31, 2015, respectively.	13,911,527	—

EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares authorized, 492,716 and 612,943 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively with a liquidation preference of $734,147 and $913,285 at September 30, 2016 and December 31, 2015, respectively.	493	613

Series C Convertible Preferred Stock, $0.001 par value; 44,000 shares designated in 2016, 31,568 and 0 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively with a liquidation preference of $3,156,800 and $0 at September 30, 2016 and December 31, 2015, respectively.	31	—

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 31,008,902 and 28,239,276 issued and outstanding at September 30, 2016 and December 31, 2015, respectively, with 1,108,928 shares held in escrow at September 30, 2016.	31,009	28,239
Additional paid-in capital	60,280,384	53,014,054
Accumulated deficit	(21,911,665)	(12,106,971)
Total Vertex Energy, Inc. stockholders’ equity	38,400,252	40,935,935
Non-controlling interest	(11,193)	—
Total Equity	$38,389,059	$40,935,935
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$86,243,750	$93,644,816

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$28,461,930	$39,262,584	$67,022,978	$126,066,634
Cost of revenues	22,462,171	34,104,949	56,001,697	115,748,581
Gross profit	5,999,759	5,157,635	11,021,281	10,318,053

Operating expenses:
Selling, general and administrative expenses (exclusive of acquisition related expenses)	4,978,004	6,052,764	15,162,026	17,064,043
Depreciation and amortization expense	1,560,562	1,597,881	4,707,801	4,716,177
Acquisition related expenses	47,217	5,910	123,116	163,588
Total operating expenses	6,585,783	7,656,555	19,992,943	21,943,808
Loss from operations	(586,024)	(2,498,920)	(8,971,662)	(11,625,755)
Other income (expense):
Provision for doubtful accounts	—	—	—	(2,650,000)
Interest income	1,490	11	4,452	29
Loss on sale of assets	(68,799)	(20,657)	(115,527)	(78,316)
Gain on sale of assets	—	—	9,748,561	—
Gain (loss) on change in value of derivative liability	1,065,217	818,051	724,185	2,635,033
Gain/(loss) on futures contracts	(90,061)	395,430	(351,820)	395,430
Interest expense	(399,545)	(763,791)	(2,721,056)	(2,851,947)
Total other income (expense)	508,302	429,044	7,288,795	(2,549,771)
Loss before income tax	(77,722)	(2,069,876)	(1,682,867)	(14,175,526)
Income tax benefit/(expense)	—	—	117,646	(5,306,000)
Net loss	(77,722)	(2,069,876)	(1,565,221)	(19,481,526)
Net loss/(gain) attributable to non-controlling interest	30,234	—	(11,193)	—
Net loss attributable to Vertex Energy, Inc.	$(107,956)	$(2,069,876)	$(1,554,028)	$(19,481,526)

Accretion of discount on Series B and B-1 Preferred Stock	(435,134)	(444,899)	(1,293,669)	(444,899)
Accrual of dividends on Series B and B-1 Preferred Stock and retirement of a portion of Series B Preferred discount	(504,474)	(402,740)	(6,695,506)	(402,740)
Other	—	(55,056)	—	(55,056)
Net loss available to common shareholders	$(1,047,564)	$(2,972,571)	$(9,543,203)	$(20,384,221)
Loss per common share
Basic	$(0.03)	$(0.11)	$(0.32)	$(0.72)
Diluted	$(0.03)	$(0.11)	$(0.32)	$(0.72)
Shares used in computing earnings per share
Basic	30,576,485	28,198,701	29,884,836	28,165,427
Diluted	30,576,485	28,198,701	29,884,836	28,165,427

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015 (UNAUDITED)

	Nine Months Ended
	September 30, 2016	September 30, 2015
Cash flows from operating activities
Net loss	$(1,554,028)	$(19,481,526)
Adjustments to reconcile net loss to cash used in operating activities
Stock based compensation expense	392,413	305,153
Depreciation and amortization	6,059,994	4,716,177
Rent paid by common stock	244,000	—
Gain on sale of assets	(9,748,561)	—
Loss on sale of assets	115,527	63,410
Increase in fair value of derivative liability	(724,185)	(2,635,033)
Deferred federal income tax expense	—	5,306,000
Changes in operating assets and liabilities
Accounts receivable	(62,325)	1,879,150
Allowance for doubtful accounts	—	2,810,146
Business interruption insurance proceeds receivable	(1,275,000)	—
Inventory	(122,924)	8,773,459
Prepaid expenses	(1,530,380)	(924,216)
Costs in excess of billings	—	779,285
Accounts payable and accrued expenses	(4,940,852)	(8,858,058)
Deferred revenue	(248,624)	(495,965)
Other assets	(2)	—
Net cash used in operating activities	(13,394,947)	(7,762,018)
Cash flows from investing activities
Acquisitions	—	(1,082,649)
Purchase of fixed assets	(3,428,396)	(1,159,488)
Casualty insurance proceeds	2,332,854	—
Proceeds from asset sales	29,788,114	4,500
Costs related to sale of Bango assets	(10,792,446)	—
Establish escrow account - restricted cash	(1,503,228)	—
Notes receivable	—	(500,000)

Proceeds from sale of assets	20,900	—
Net cash provided by (used in) investing activities	16,417,798	(2,737,637)
Cash flows from financing activities
Proceeds from sale of Series C Preferred Stock	4,000,000	—
Purchase/Buy Back/Sale Series B Preferred Stock	(11,189,849)	—
Proceeds from issuance of Series B-1 Preferred Stock	19,349,756	—
Issue costs for Series B-1 Preferred Stock	(607,890)	—
Proceeds from issuance of Series B Preferred Stock	—	23,557,553
Proceeds from note payable	7,544,680	2,305,277
Payments on note payable	(19,260,455)	(18,019,983)
Line of credit (payments) proceeds, net	128,662	659,893
Net cash provided by (used in) financing activities	(35,096)	8,502,740
Net change in cash and cash equivalents	2,987,755	(1,996,915)
Cash and cash equivalents at beginning of the period	765,364	6,017,076
Cash and cash equivalents at end of period	$3,753,119	$4,020,161
SUPPLEMENTAL INFORMATION
Cash paid for interest	$1,431,352	$2,835,681
Cash paid (received) for income tax expense (benefit)	$117,646	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	120	17
Accretion of discount on Series B and B-1 Preferred Stock	$(1,293,669)	$(444,899)
Dividends-in-Kind accrued on Series B and B-1 Preferred Stock and retirement of a portion of the Series B Preferred Stock	$(6,695,506)	$(401,951)
Beneficial conversion feature for Series B and B-1 Preferred Stock	$3,691,683	$5,737,796
Fair value of warrants issued with Series B and B-1 Preferred Stock	$2,867,264	$7,028,067